                     Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: Chesapeake Energy Corporation
Issuer & Ticker Symbol: Bronco Drilling, Inc. (BRNC)
Date of Event Requiring Statement: June 6, 2011

CHESAPEAKE OPERATING, INC.
By: /s/ Domenic J. Dell'Osso, Jr.
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Name: Domenic J. Dell'Osso, Jr.
Title: Executive Vice President and Chief Financial Officer
Date: June 7, 2011

CHESAPEAKE OILFIELD SERVICES, L.L.C.
By: /s/ Domenic J. Dell'Osso, Jr.
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Name: Domenic J. Dell'Osso, Jr.
Title: Executive Vice President and Chief Financial Officer
Date: June 7, 2011

NOMAC DRILLING, L.L.C.
By: /s/ Domenic J. Dell'Osso, Jr.
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Name: Domenic J. Dell'Osso, Jr.
Title: Executive Vice President and Chief Financial Officer
Date: June 7, 2011

NOMAC ACQUISITION, INC.
By: /s/ Domenic J. Dell'Osso, Jr.
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Name: Domenic J. Dell'Osso, Jr.
Title: Executive Vice President and Chief Financial Officer
Date: June 7, 2011